Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Integrated Device Technology, Inc., or “IDT,” PLX Technology, Inc., or “PLX,” and the NXP DC Business (defined below) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements, after giving effect to (a) the offer to exchange (i) 0.525 of a share of IDT common stock and (ii) $3.50 in cash, subject to adjustment for stock splits, stock dividends and similar events, without interest thereon and less any applicable withholding taxes, for each share of common stock of PLX, referred to as the “offer,” and the subsequent merger of Pinewood Acquisition Corp., IDT’s wholly-owned subsidiary, with and into PLX, referred to as the “merger,” and (b) the completion by IDT on July 19, 2012 of the acquisition of certain assets related to technology and products developed for communications analog mixed-signal market applications, referred to as the “NXP DC Business,” from NXP B.V., or “NXP,” for $31.2 million in cash. The unaudited pro forma condensed combined statements of operations for the three months ended July 1, 2012 and the year ended April 1, 2012, are presented as if the offer had been completed and the merger with PLX had occurred on April 4, 2011 with recurring transaction-related adjustments reflected in the period, and as if the acquisition of the NXP DC Business by IDT had occurred on April 4, 2011. The unaudited pro forma condensed combined balance sheet as of July 1, 2012, is presented as if the offer had been completed and the merger with PLX had occurred on July 1, 2012, and as if the acquisition of the NXP DC Business by IDT had occurred on July 1, 2012.

It should be noted that IDT has a different fiscal year end than PLX and the NXP DC Business. Accordingly, the unaudited pro forma condensed combined balance sheet combines IDT’s historical consolidated balance sheet as of July 1, 2012 with PLX’s historical consolidated balance sheet as of March 31, 2012 and the NXP DC Business’s statement of net assets and liabilities assumed as of March 31, 2012. The selected unaudited pro forma condensed combined statement of operations for the fiscal year ended April 1, 2012 combines IDT’s historical consolidated statement of operations for the fiscal year ended April 1, 2012 with PLX’s historical consolidated statement of operations for the fiscal year ended December 31, 2011 and the NXP DC Business’s statement of revenues and expenses for the fiscal year ended December 31, 2011. The selected unaudited pro forma condensed combined statement of operations for the three month period ended July 1, 2012 combines IDT’s unaudited historical consolidated statement of operations for the three months ended July 1, 2012 with PLX’s unaudited historical consolidated statement of operations for the three months ended March 31, 2012 and NXP DC Business unaudited statement of revenues and expenses for the three months ended March 31, 2012.

The completion of the offer and the merger with PLX and the acquisition of the NXP DC Business will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC, Topic 805, Business Combinations, or “ASC 805.” In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. The acquisition consideration for the NXP DC Business was $31.2 million in cash.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Acquired in-process research and development is recorded at fair value as an indefinite-lived intangible asset at the acquisition date until the completion or abandonment of the associated research and development efforts. Upon completion of development, acquired in-process research and development assets are considered amortizable, finite-lived assets. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. The integration of the NXP DC Business into IDT may result in changes that may affect how the assets acquired from NXP, including intangible assets, will be utilized by IDT. In addition, subsequent to the completion of the offer and the merger with PLX, IDT and PLX will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

For purposes of these unaudited pro forma condensed combined financial statements, IDT and PLX have made preliminary allocations of the preliminary estimated acquisition consideration based on the consideration to be paid to PLX stockholders in the offer and the merger, which is equal to, per share of PLX common stock, (i) 0.525 of a share of IDT common stock and (ii) $3.50 in cash. For the NXP DC Business, the purchase consideration paid by IDT was $31.2 million in cash. The acquisition consideration for the acquisition of the NXP DC Business and the preliminary estimated acquisition consideration of the offer and the merger with PLX have been allocated to the tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimates of their fair value as described in the accompanying notes. This preliminary allocation of the acquisition consideration for the acquisition of the NXP DC Business and the preliminary estimated acquisition consideration of the offer and the merger with PLX is based on available public information and is dependent upon certain estimates, assumptions, valuations and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the estimated acquisition consideration allocation and related pro forma adjustments are preliminary and have been made solely for the purpose of developing such pro forma combined condensed financial statements. In connection with the plan to integrate the operations of the NXP DC Business into IDT and of IDT and PLX following the completion of the offer and the merger, IDT anticipates that non-recurring charges, such as costs associated with systems implementation, relocation expenses, severance, and other costs related to exit or disposal activities, will be incurred. IDT is not able to determine the timing, nature and amount of these charges as of the date hereof. However, these charges could affect the combined results of operations of IDT, PLX and the NXP DC Business, as well as those of the combined company following the completion of the offer and the merger with PLX, in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. Additionally, these adjustments do not give effect to any synergies that may be realized as a result of the completion of the offer and the merger with PLX, nor do they give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the three companies or any anticipated disposition of assets or business wind-down, such as with respect to PLX’s 10GBase-T PHY business, that may result from such integration. Transaction related expenses estimated at $0.4 million and $11.6 million for the acquisition of the NXP DC Business and the completion of the offer and the merger with PLX, respectively, are not included in the unaudited pro forma condensed combined statements of operations for the year ended April 1, 2012 or three month period ended July 1, 2012.

A final determination of the acquisition consideration and fair values of PLX’s assets and liabilities, which cannot be made prior to the completion of the offer and the merger with PLX, will be based on the actual net tangible and intangible assets of PLX that exist as of the date of completion of the offer and the merger. A final determination of the fair values of the assets and liabilities of the NXP DC Business, which has not yet been completed, will be based on the actual net tangible and intangible assets of the NXP DC Business that exist as of July 19, 2012, the date the acquisition was completed. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the pro forma combined condensed financial statements presented below and could result in a material change in amortization of acquired intangible assets.

The actual amounts recorded as of the completion of the acquisition of the NXP DC Business and as of the completion of the offer and the merger with PLX, respectively, may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

•	changes in the trading price for IDT’s common stock;

•	net cash used by or generated in PLX’s operations between the signing of the merger agreement and completion of the offer and the merger with PLX;

•	changes in the net assets attributable to the NXP DC Business between the date of the financial information presented for the NXP DC Business and the completion of the acquisition;

•	the timing of the completion of the offer and the merger with PLX;

•	other changes in PLX’s net assets that occur prior to completion of the offer and the merger with PLX, which could cause material differences in the information presented below; and

•	changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the acquisition of the NXP DC Business or the offer and the merger with PLX, respectively, been completed as of the dates indicated or that may be achieved in the future. Furthermore, the preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates, and no effect has been given in the unaudited pro forma condensed combined statement of income for synergistic benefits and potential cost savings, if any, that may be realized through the combination of PLX and IDT and/or the acquisition of the NXP DC Business, the costs that may be incurred in integrating their operations or any anticipated disposition of assets or business wind-down, such as with respect to PLX’s 10GBase-T PHY business, that may result from such integration. The unaudited pro forma condensed combined financial statements should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the unaudited historical consolidated financial statements of IDT and accompanying notes included in the IDT Quarterly Report on Form 10-Q for the three months ended July 1, 2012, the historical consolidated financial statements of IDT and accompanying notes included in the IDT Annual Report on Form 10-K for the year ended April 1, 2012, the historical combined financial statements of the NXP DC Business and accompanying notes filed with IDT’s Current Report on Form 8-K/A filed on August 9, 2012, the unaudited historical consolidated financial statements of PLX and accompanying notes included in the PLX Quarterly Report on Form 10-Q for the three months ended March 31, 2012, and the historical consolidated financial statements of PLX and accompanying notes included in the PLX Annual Report on Form 10-K for the year ended December 31, 2011.

Unaudited Pro Forma Condensed Combined Balance Sheet at July 1, 2012

(in thousands)

	Historical as of			Pro Forma Adjustments
	Jul. 1, 2012 IDT	Mar. 31, 2012 PLX	Mar. 31, 2012 NXP DC Business Assets	PLX Acquisition		Other Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	108,776	11,591	—	(85,306	)A	(31,162	)O	3,899
Restricted cash	—	—	—	143,100	A			143,100
Short-term investments	176,408	4,540	—	(30,000	)A			150,948
Accounts receivable, net	64,278	13,942	—	—				78,220
Inventories	66,938	8,192	1,055	5,899	J	745	P	82,829
Prepaid and other current assets	24,189	2,655	18	—				26,862

Total current assets	440,589	40,920	1,073	33,693		(30,417)		485,858
Property, plant and equipment, net	73,600	12,663	1,350	—				87,613
Goodwill	132,109	21,338	—	126,574	D	17,336	R	297,357
Acquisition-related intangibles	51,758	19,114	109	85,086	C	12,091	Q	168,158
Other assets	34,329	1,041	—	—				35,370

TOTAL ASSETS	$732,385	$95,076	$2,532	$245,353		$(990)		$1,074,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,061	$9,935	$—	$—				34,996
Accrued compensation and related expenses	26,753	3,914	1,191	7,550	E	255	S	39,663
Deferred income on shipments to distributors	12,861	—	—	—				12,861
Other current liabilities	16,609	3,985	15	—				20,609

Total current liabilities	81,284	17,834	1,206	7,550		255		108,129
Deferred income taxes and other long term liabilities	30,084	—	336	—	N			30,420
Long term debt	—	9,000	—	185,000	B			194,000

Total liabilities	111,368	26,834	1,542	192,550		255		332,549
Common stock of IDT	1,406,335	—	—	128,595	L			1,534,930
Common stock of PLX	—	185,867	—	(185,867	)K			—
NXP net assets sold			990			(990	)U	—
Accumulated and other comprehensive income	1,133	(183)	—	183	F			1,133
Accumulated deficit	(786,451)	(117,442)	—	109,892	G	(255)		(794,256)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$732,385	$95,076	$2,532	$245,353		$(990)		$1,074,356

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended April 1, 2012

(in thousands, except per share data)

	Fiscal Year Ended			Pro Forma Adjustments
	Apr. 1, 2012 IDT	Dec. 31, 2011 PLX	Dec. 31, 2011 NXP DC Business Assets	PLX Acquisition		Other Adjustments		Pro Forma Combined
Revenues	$526,696	$115,789	$2,378					$644,863
Cost of revenues	246,190	49,650	2,398	24,519	H,J	1,665	T,P	324,422

Gross profit	280,506	66,139	(20)	(24,519)		(1,665)		320,441

Operating expenses:
Research and development	158,749	49,236	17,962					225,947
Selling, general and administrative	100,907	41,432	7,412	(6,499	)H	1,254	T	144,506

Total operating expenses	259,656	90,668	25,374	(6,499)		1,254		370,453

Operating income (loss)	20,850	(24,529)	(25,394)	(18,020)		(2,919)		(50,012)

Other-than temporary impairment loss on investments	(2,797)	—						(2,797)
Gain on sale of manufacturing facility	20,656	—						20,656
Interest income and other, net	(1,118)	(148)	—	(4,563	)I	—		(5,829)

Income (loss) from continuing operations before income taxes	37,591	(24,677)	(25,394)	(22,583)		(2,919)		(37,982)
Provision (benefit) for income taxes	268	146	—		N			414

Net income (loss) from continuing operations	37,323	(24,823)	(25,394)	(22,583)		—		(38,396)

Basic net income (loss) per share - continuing operations	$0.26	$(0.56)						$(0.23)

Diluted net income (loss) per share - continuing operations	$0.26	$(0.56)						$(0.23)

Weighted average shares:
Basic	143,958	44,559		(20,978	)M			167,539

Diluted	145,848	44,559		(18,312	)M			167,539

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the

Three Months Ended July 1, 2012

(in thousands, except per share data)

	Three Months Ended			Pro Forma Adjustments
	July 1, 2012 IDT	Mar. 31, 2012 PLX	Mar. 31, 2012 NXP DC Business Assets	PLX Acquisition		Other Adjustments		Pro Forma Combined
Revenues	$130,161	$25,417	$298					$155,876
Cost of revenues	57,648	11,404	298	4,655	H	230	T	74,235

Gross profit	72,513	14,013	—	(4,655)		(230)		81,641

Operating expenses:
Research and development	41,544	11,063	3,517					56,124
Selling, general and administrative	36,412	10,356	1,451	(1,296	)H	165	T	47,088

Total operating expenses	77,956	21,419	4,968	(1,296)		165		103,212

Operating income (loss)	(5,443)	(7,406)	(4,968)	(3,359)		(395)		(21,571)

Other-than temporary impairment loss on investments	—	—						—
Gain on sale of manufacturing facility	—	—						—
Interest income and other, net	2,000	(5)	—	(1,141	)I	—		854

Income (loss) from continuing operations before income taxes	(3,443)	(7,411)	(4,968)	(4,500)		(395)		(20,716)
Provision (benefit) for income taxes	(3,986)	29			N			(3,957)

Net income (loss) from continuing operations	543	(7,440)	(4,968)	(4,500)		—		(16,759)

Basic net income (loss) per share - continuing operations	$—	$(0.17)						$(0.10)

Diluted net income (loss) per share - continuing operations	$—	$(0.17)						$(0.10)

Weighted average shares:
Basic	142,595	44,729		(21,148	)M			166,176

Diluted	143,984	44,729		(18,539	)M			166,176

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of July 1, 2012 and the unaudited pro forma condensed combined statements of operations for the three months ended July 1, 2012 and the year ended April 1, 2012 are based on the historical financial statements of IDT, PLX and the NXP DC Business, and the assumptions and adjustments described in the accompanying notes, after giving effect to (a) the offer and the merger with PLX and (b) the completion by IDT on July 19, 2012 of the acquisition of the NXP DC Business from NXP for $31.2 million in cash. The unaudited pro forma condensed combined financial statements do not reflect cost savings, operating synergies or revenue enhancements expected to result from the merger with PLX or the acquisition of the NXP DC Business or the costs to achieve these cost savings, operating synergies or revenue enhancements or any anticipated disposition of assets or business wind-down, such as with respect to PLX’s 10GBase-T PHY business, that may result from the integration of the operations of the NXP DC Business into IDT and of IDT and PLX following the completion of the offer and the merger.

The completion of the offer and the merger with PLX and the acquisition of the NXP DC Business will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC, Topic 805, Business Combinations, or “ASC 805.” In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. The acquisition consideration for the NXP DC Business was $31.2 million in cash.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Acquired in-process research and development is recorded at fair value as an indefinite-lived intangible asset at the acquisition date until the completion or abandonment of the associated research and development efforts. Upon completion of development, acquired in-process research and development assets are generally considered amortizable, finite-lived assets. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. The integration of the NXP DC Business into IDT may result in changes that may affect how the assets acquired from NXP, including intangible assets, will be utilized by IDT. In addition, subsequent to the completion of the offer and the merger with PLX, IDT and PLX will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

2. Preliminary Estimated Acquisition Consideration for PLX

On April 30, 2011, IDT, Pinewood, Pinewood LLC and PLX entered into the merger agreement pursuant to which Pinewood, a wholly-owned subsidiary of IDT, has commenced an exchange offer for all of the outstanding shares of PLX, par value $0.001 per share, in exchange for consideration, per share of PLX common stock, comprised of (i) $3.50 in cash plus (ii) 0.525 of a share of IDT common stock, without interest and less any applicable withholding taxes. After completion of the exchange offer, IDT will cause Pinewood to complete a merger with and into PLX, with PLX continuing as the surviving corporation, in which each outstanding share of PLX common stock (except for shares beneficially owned, directly or indirectly, by IDT for its own account, shares held in treasury by PLX and shares held by PLX stockholders who have properly preserved their appraisal rights, if any, under Delaware law) will be converted into the right to receive the same consideration paid in exchange for each share of PLX common stock in the exchange offer, subject to appraisal rights to the extent applicable under Delaware law.

Immediately prior to the effective time of the merger, each outstanding and unexercised option to acquire shares of PLX common stock, including options granted to PLX officers and employee directors, with an exercise price per share less than $9.00 that is held by an employee of PLX who continues as an employee of IDT or an affiliate of IDT after the effective time will be converted into an option to acquire a number of shares of IDT common stock equal to the number of shares of PLX common stock for which such option was exercisable at the effective time of the merger multiplied by the equity exchange ratio, rounded down to the nearest whole share. The exercise price per share of each such assumed option will be equal to the exercise price per share set forth in the option agreement for such option at the effective time of the merger, divided by the “equity exchange ratio” (rounded up to the nearest whole cent). The “equity exchange ratio” will be calculated as a fraction, the numerator of which is the sum of (A) $3.50 plus (B) the product of 0.525 and the average closing sales price for a share of IDT common stock as reported on NASDAQ for the 20 consecutive trading days ending with and including the trading day that is two trading days before the closing date of the merger, and the denominator of which is the average closing sales price for a share of IDT common stock as reported on NASDAQ for the 20 consecutive trading days ending with and including the trading day that is two trading days before the closing date of the merger.

Immediately prior to the effective time of the merger, each then outstanding option that is not converted into an option to acquire shares of IDT common stock will be cancelled and converted into a right to receive an amount in cash (subject to all applicable withholding and other taxes), if any, equal to (a) the total number of shares of PLX common stock subject to each such stock option that were vested as of the effective time of the merger (including, with respect to employees of PLX who cease to be employees or other service providers immediately prior to the effective time or otherwise in connection with the merger, shares that vested in connection with the merger), multiplied by (b) an amount equal to the excess, if any, of (i) $3.50 plus (ii) the product of the closing price of a share of IDT common stock on the closing date of the merger multiplied by 0.525, over the exercise price per share subject to such option immediately prior to cancellation.

Immediately prior to the effective time of the merger, each restricted stock unit, or “RSU,” representing a right to receive shares of PLX common stock held by an employee of PLX who continues as an employee of IDT or an affiliate of IDT after the effective time will be converted into an RSU representing a right to receive a number of shares of IDT common stock equal to the number of shares of PLX common stock subject to each RSU as of the effective time of the merger multiplied by the equity exchange ratio described above, rounded down to the nearest whole share. All other RSUs will be cancelled and terminated for no additional consideration.

Based on PLX’s estimated shares of common stock and equity awards outstanding as of July 27, 2012, and assuming that all equity awards remain outstanding as of the Closing, the preliminary estimated acquisition consideration is as follows (in thousands):

Preliminary Estimated Acquisition Consideration

Number of shares of PLX common stock outstanding at July 27, 2012	44,916
Per share exchange ratio	0.525
Number of shares of IDT common stock—as exchanged	53,581
Multiplied by IDT common stock price on July 27, 2012	$5.03

Estimated fair value of IDT common stock issued		$118,612
Fair value of the vested portion of PLX employee stock options outstanding—5.0 million at July 27, 2012(1)		$8,492
Fair value of the restricted stock of PLX outstanding—0.2 million at July 27, 2012(2)		$1,492
Estimated cash distribution to PLX common stockholders		157,206

Total Preliminary Estimated Acquisition Consideration		$285,801

(1)	Under ASC 805, the fair value of equity awards attributed to pre-combination services is accounted for as purchase price consideration. Estimated fair value of PLX employee stock options outstanding at July 27, 2012 was $16.8 million, of which an estimated $8.5 million is attributed to pre-combination (merger) related services and accounted for as purchase price consideration under ASC 805.
(2)	On May 1, 2012, PLX granted 199,000 RSUs to certain PLX employees. The RSUs will vest on January 1, 2013 and will convert into RSUs convertible into shares of IDT common stock immediately prior to the effective time of the merger. The RSUs are also subject to accelerated vesting upon involuntary termination without cause. The estimated fair value of such RSUs granted is approximately $1.5 million, a portion of which (depending on the effective date of the merger) will be attributed to pre-combination (merger) related services and accounted for as purchase price consideration under ASC 805.

Based on IDT’s preliminary estimates used for purposes of the unaudited pro forma condensed combined financial statements, IDT will issue approximately 23.6 million shares of IDT common stock, issue approximately 6.1 million options to acquire shares of IDT common stock (based on an estimated equity exchange ratio of 1.0322) and pay approximately $157.2 million in cash to PLX stockholders.

3. Preliminary Estimated Purchase Price Allocation

Under the acquisition method of accounting, the total acquisition consideration for each of the acquisition of the NXP DC Business and the completion of the offer and the merger with PLX is allocated to the acquired tangible and intangible assets and assumed liabilities of the NXP DC Business and PLX, respectively, based on their estimated fair values as of July 19, 2012, the completion date of the acquisition of the NXP DC Business, and the closing of offer and the merger with PLX, respectively. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration for PLX is preliminary because the proposed offer and merger with PLX have not yet been completed. The preliminary allocation for each of PLX and the NXP DC Business is based on estimates, assumptions, valuations and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation pro forma adjustments will remain preliminary until IDT management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the offer and the merger with PLX and will be based on the value of the IDT share price at the closing of the transaction, and the final determination of the acquisition consideration allocation for the acquisition of the NXP

DC Business will be completed as soon as practicable hereafter. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The total preliminary estimated acquisition consideration as shown in the table above is allocated to PLX’s and NXP DC Business tangible and intangible assets and liabilities based on their preliminary estimated fair values as follows (in thousands):

Preliminary Estimated Purchase Price Allocation

		PLX		NXP DC Business
Cash and Equivalents		$16,131		$—
Accounts Receivable and Other Current Assets		16,597		—
Accounts Payable		(9,935)		—
Accrued Expenses		(7,899)		(1,542)
Inventory		14,091		1,800
Property, Plant and Equipment		12,663		1,350
Debt		(9,000)		—
Other LT Assets		1,041		18
Intangible Assets:
Existing Technology	93,100		4,600
In-process R&D			1,600
Customer Relationship	8,700		5,400
Backlog	700		—
Trade Name and Trademarks	1,700		—
Other intangible assets	—		600

Total Intangible Assets		104,200		12,200
Goodwill		147,912		17,336

Preliminary estimated acquisition consideration		$285,801		$31,162

Approximately $12.2 million and $104.2 million has been preliminarily allocated to amortizable intangible assets acquired in each of the acquisition of the NXP DC Business and the offer and the merger with PLX, respectively. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited condensed combined pro forma financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or “ASC 820.” ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. Intangible assets include existing technology, customer relationships, backlog and trade name/trademarks. Preliminary fair values for the intangible assets were determined based on the income approach method. The intangible assets (i.e., existing technology, customer relationships, and trade names/trademarks) are amortized on a straight-line basis over useful lives ranging from one to five years.

Goodwill. Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets was the acquired workforce of experienced semiconductor engineers, synergies in products, technologies, skill sets, operations, customer base, and organizational cultures that can be leveraged to enable us to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

4. Preliminary Pro Forma and Acquisition Accounting Adjustments

The pro forma adjustments are as follows (in thousands):

A Adjustment to cash
To reflect cash used to purchase outstanding shares of PLX	(157,206)
To reflect cash from financing facilities	185,000
To reflect restricted cash	(143,100)
To reflect short-term investments converted to cash	30,000

(85,306)

B Adjustment to debt
To reflect funding from financing facilities	185,000

185,000

C Adjustments in acquired intangibles assets, net
To eliminate PLX historical acquired intangible assets	(19,114)
To record the fair value of PLX identifiable intangible assets	104,200

85,086

D Adjustment to goodwill
To eliminate PLX historical acquired goodwill	(21,338)
To record the goodwill associated with the PLX acquisition	147,912

126,574

E Adjustments to record accrued expenses
IDT transaction expenses	2,857
PLX transaction expenses	4,693

7,550

F Adjustments in accumulated other comprehensive income
To eliminate PLX historical accumulated other comprehensive loss	183

183

G Adjustments in accumulated deficit
To eliminate PLX accumulated deficit	117,442
Adjustments to record accrued expenses	(7,550)

109,892

H Adjustments to amortization of intangibles from acquisitions
For the year ended April 1, 2012
To eliminate historical amortization from intangibles from acquisitions
Selling, general and administrative	(10,639)
To record amortization of identified intangibles acquired from PLX
Cost of revenues	18,620
Selling, general and administrative	4,140
For the three months ended July 1, 2012
To eliminate historical amortization from intangibles from acquisitions
Selling, general and administrative	(1,731)
To record amortization of identified intangibles acquired from PLX
Cost of revenues	4,655
Selling, general and administrative	435
I To reflect interest expense on financing facilities used to fund the acquisition of PLX
For the year ended April 1, 2012	(4,563)
For the three months ended July 1, 2012	(1,141)
J Adjustment for step-up in fair value of inventory acquired as part of PLX	5,899

5,899

K Adjustment to eliminate PLX common stock	(185,867)

(185,867)

L To record the fair value of the portion of the purchase price expected to be paid in IDT stock	118,612
To record the fair value of the portion of the purchase price expected to be paid in form of IDT stock options	9,983

128,595

M To eliminate the balances of PLX shares used in computing basic and diluted net income (loss) per share, and to reflect expected exchange of PLX common stock into IDT common stock	(44,559)
For the year ended April 1, 2012
Reflect effect of shares of IDT common stock issued in exchange for PLX shares of common stock	23,581

Estimated impact on weighted average shares outstanding—basic	(20,978)

Reflect dilutive effect of PLX stock options and RSUs converted to IDT stock options and RSUs	2,666

Estimated impact on weighted average shares outstanding—diluted	(18,312)

For the three months ended July 1, 2012
Reflect and to reflect expected exchange of PLX common stock into IDT common stock	(44,729)
Reflect effect of shares of IDT common stock issued in exchange for PLX shares of common stock	23,581
Estimated impact on weighted average shares outstanding—basic	(21,148)
Reflect dilutive effect of PLX stock options and RSUs converted to IDT stock options and RSUs	2,609
Estimated impact on weighted average shares outstanding—diluted	(18,539)
N To record adjustments to deferred tax balances related to changes in fair value in connection with the purchase price allocation and the recording of the purchased intangible assets. The result of this change is the recording of a net deferred tax liability of approximately $37.1 million and a commensurate reduction of PLX’s valuation allowance	—
O Adjustment to cash
To reflect cash used to purchase NXP’s DC Business	(31,162)
P Adjustment for step-up in fair value of inventory acquired as part of NXP DC Business purchase	745

745

Q Adjustments in acquired intangibles assets, net
To eliminate NXP DC Business historical acquired intangible assets	(109)
To record the fair value of NXP DC Business identifiable intangible assets	12,299

12,091

R Adjustment to goodwill
To record the goodwill associated with the NXP DC Business acquisition	17,336
17,336
S Adjustments to record accrued expenses related to NXP DC Business acquistion
IDT transaction expenses	225

225

T Adjustments to amortization of intangibles from acquisitions
For the year ended April 1, 2012
To eliminate historical amortization from intangibles from acquisitions
Selling, general and administrative	(21)
To record amortization of identified intangibles acquired from PLX and NXP DC Business
Cost of revenues	920
Selling, general and administrative	1,275
For the three months ended July 1, 2012
To eliminate historical amortization from intangibles from acquisitions
Selling, general and administrative	(4)
To record amortization of identified intangibles acquired from PLX and NXP DC Business
Cost of revenues	230
Selling, general and administrative	169
U Adjustments in NXP DC Business Net Asset to be Sold
To eliminate NXP DC Business net asset to be sold	(990)
Adjustments to record accrued expenses	(255)

(1,245)

As noted previously, these unaudited condensed combined financial statements were based on estimates of the consideration to be paid to PLX stockholders in the offer and the merger with PLX, which is equal to, per share of PLX common stock, (i) 0.525 of a share of IDT common stock and (ii) $3.50 in cash. Based upon a closing price of $5.03 for IDT common stock on July 27, 2012, the total preliminary estimated acquisition consideration is estimated to be $285.8 million, consisting of the value of 23.6 million shares of IDT common stock to be issued to PLX stockholders in the offer and the merger with PLX, $10.0 million for the fair value of the vested portion of PLX employee stock options outstanding and RSUs outstanding at July 27, 2012 and assumed by IDT in the merger, and $157.2 million in cash to be paid to PLX stockholders in the offer and the merger. The ultimate acquisition consideration will be impacted by the price of IDT’s common stock immediately prior to the effective time of the merger. For example, if IDT’s common stock price increases or decreases by a factor of 20% from $5.03 a share from July 27, 2012, the acquisition consideration will increase or decrease respectively by $23.7 million.

The pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

5. IDTI Financing

IDT has secured commitments from J.P. Morgan to provide senior secured credit facilities in connection with the offer and merger with PLX, which include (a) a revolving credit facility in an initial aggregate principle amount of $50 million, or the “revolving credit facility,” and (b) a term loan facility in an aggregate principal amount of up to $25 million, or the “term loan facility” and together with the revolving credit facility, the “credit facilities.” The revolving credit facility will be available on a revolving basis during the period commencing on the closing date of the merger and ending on the fifth anniversary thereof. IDT may only borrow amounts under the credit facilities if the offer is successful, all of the conditions to the offer are satisfied or, where permissible, amended or waived in a manner that is not material and adverse to J.P. Morgan, prior to October 30, 2012. The term loan facility is only available in a single drawing on the closing date of the merger, and the term loan facility is only available to IDT on the closing date of the merger if certain financial conditions are met. If drawn, the term loan facility will mature on the one year anniversary of the closing date of the merger with PLX. The proceeds of the revolving credit facility and the term loan facility can be used to finance all or a portion of the consideration for the offer and the merger and fees and expenses related thereto, and the revolving credit facility can be used for general corporate purposes of IDT and its subsidiaries in the ordinary course of business. Loans under both the revolving credit facility and the term loan facility are expected to bear interest, at IDT’s option, at a rate equal to either (a) the “ABR,” defined as the greatest of (i) J.P. Morgan’s prime rate, (ii) the federal funds effective rate plus 0.5% and (iii) the adjusted one-month LIBO rate plus 1.0%, plus the applicable margin, or (b) the adjusted LIBO rate plus the applicable margin. For purposes of the revolving credit facility and term loan facility, “applicable margin” means 2.5% in respect of loans bearing interest based upon the adjusted LIBO rate and 1.5% in respect of loans bearing interest based upon the ABR.

On June 13, 2011, IDT entered into a Master Repurchase Agreement, or the “repurchase agreement,” with Bank of America, N.A., or “Bank of America,” pursuant to which IDT has the right, subject to the terms and conditions of the Repurchase Agreement, to sell to Bank of America up to 1,431 shares of Class A Preferred Stock in one or more transactions prior to December 13, 2012, which we refer to as the “purchased securities,” for an aggregate purchase price of $135 million in cash with respect to all such shares of preferred stock. Pursuant to the repurchase agreement, IDT is obligated to repurchase from Bank of America, and Bank of America is obligated to resell to the Company, the purchased securities on June 13, 2016 for an aggregate repurchase price equal to the aggregate purchase price paid by Bank of America for such purchased securities plus any accrued and unpaid “price differential,” as described in the repurchase agreement. Under the repurchase agreement , the Company is obligated to make monthly “price differential” payments (as defined in the repurchase agreement) to Bank of America based on the outstanding purchase price of the purchased securities at a floating interest rate of LIBOR plus 2.125%, which are calculated and accrue on a daily basis, and Bank of America is required to remit to the Company any dividends and other distributions that it receives on the purchased securities, unless an event of default with respect to the Company has occurred and is continuing under the repurchase agreement. No draw has taken place on this facility to date. When drawn, the payments of “price differential” to Bank of America under the repurchase agreement will be expensed as interest expense, and $143.1 million of IDT cash will become restricted.

The unaudited pro forma condensed combined financial data assumes that IDT will finance the cash portion of the merger transaction through the full draw of the J.P. Morgan revolving credit facility of $50 million, combined with borrowing $135 million through the Bank of America master repurchase agreement. For purposes of adjusting interest expense in the pro forma financial data, IDT has estimated the weighted average interest on the anticipated borrowings to be LIBOR plus 2.23% or approximately 2.47%. Actual amounts borrowed, and interest rates payable, will depend upon IDT’s cash balances at the time of the merger and conditions in the capital markets, principally prevailing interest rates, at the time the offer and the merger is completed and prevailing interest rates over the period of time when any such amounts borrowed remain outstanding under such facilities. The effect on interest expense and income of a 0.125% variance in LIBOR is not material.